                                                                  EXHIBIT 10.108

                         THE ONYX ACCEPTANCE CORPORATION
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN
                                 TRUST AGREEMENT

        Effective January 1, 2000 (the "Effective Date"), Onyx Acceptance Corporation (the "Company") established The Onyx Acceptance Corporation Non-Qualified Deferred Compensation Plan Trust Agreement (the "Trust") for the benefit of those Participants and their Beneficiaries eligible to be covered under The Onyx Acceptance Corporation Non-Qualified Deferred Compensation Plan (the "Plan") with Wells Fargo Bank, NT&SA (the "Trustee") as the trustee of the Trust.

                                R E C I T A L S :

        WHEREAS, the Company has adopted the Plan, a nonqualified deferred compensation agreement for the benefit of certain key employees of the Company;

        WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan;

        WHEREAS, the Company established the Trust and contributed to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as defined below, until paid to the Plan Participants and their Beneficiaries in such manner and at such times as specified in the Plan;

        WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

        WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan; and

        WHEREAS, the Trustee has agreed to hold and administer the assets of the Trust in accordance with the terms of the Trust.

        NOW, THEREFORE, the parties do hereby amend and restate the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                    ARTICLE I
                             ESTABLISHMENT OF TRUST

        1.1 TRUST FUND. Pursuant to the power conferred upon it under the applicable provisions of the Trust Agreement, the Company hereby appoints Wells Fargo Bank, NT&SA (the "Trustee") as trustee under the Plan and Trust effective as of the January 1, 1999 (the "Effective Date"). The Trustee hereby accepts its appointment as the trustee under this Agreement effective as of the Effective Date.

        1.2 REVOCATION OF TRUST. The Trust is revocable by Company; but it shall become irrevocable upon a Change of Control.

        1.3 GRANTOR TRUST. The Trust is intended to be a grantor trust, with the Company as the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986 (the "Code"), as amended, and shall be construed accordingly.

        1.4 TRUST ASSETS. The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

        1.5 FUTURE CONTRIBUTIONS. In accordance with the provisions of the Plan, the Company, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in Trust with Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee, any Participant nor any Beneficiary shall have any right to compel such additional deposits.

        1.6 INCORPORATION OF DEFINED TERMS. All initial capitalized terms used in this Agreement shall, unless otherwise specifically defined, have the meanings set forth for those terms in the Plan.

                                   ARTICLE II
                               PAYMENT OF BENEFITS

        2.1 NORMAL PAYMENT OF BENEFITS. Except as otherwise provided herein, the Trustee shall make payments to the Participants and their Beneficiaries in accordance with the provisions of Article VI of the Plan. Upon direction of the Company, the Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities. The Trustee shall incur no liability in the event the Company fails to provide information reasonably necessary to pay or withhold such taxes.

        2.2 BENEFIT CLAIMS. The entitlement of a Participant or his Beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

        2.3 COMPANY DIRECTION. The Company may make payment of benefits directly to Participants or their Beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

        2.4 BENEFIT DISPUTES. Should the Company, any Participant, any Beneficiary or any person claiming to be a Beneficiary assert any controversy as to the person or persons to whom any distribution or payment is to be made by the Trustee, or as to any other matter arising out of the administration of the Plan or Trust, the Trustee may either (a) retain the amount in controversy pending resolution of the controversy; (b) file an action seeking declaratory relief with respect to the amount of the distribution or payment; or (c) interplead the amount of the distribution or payment. The Trustee shall not be liable for the payment of any interest or income on such amounts, except for any amounts actually earned as a Trust investment, or any amount withheld or interpleaded under this Section. The expenses of the Trustee incurred under this Section shall be paid to the Trustee from the Trust.

                                   ARTICLE III
                              INSOLVENCY OF COMPANY

        3.1 INSOLVENCY. The Trustee shall cease payment of benefits to Participants and their Beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if the Company is unable to pay its debts as they become due, or the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

        3.2 COMPANY LIABILITIES AND TRUST ASSETS. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

        3.3 NOTICE OF INSOLVENCY. The Board and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their Beneficiaries.

        3.4 TRUSTEE RELIANCE. Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

        3.5 TRUSTEE'S OBLIGATIONS UPON NOTICE. If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue all payments to Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

        3.6 RECOMMENCEMENT OF PAYMENTS. The Trustee shall resume the payment of benefits to Participants or their Beneficiaries in accordance with Article II of this Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

        3.7 MAKE-UP OF MISSED PAYMENTS. Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.1 hereof and subsequently resume such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                                   ARTICLE IV
                             IRREVOCABILITY OF TRUST

        4.1 IRREVOCABILITY UPON CHANGE OF CONTROL. Upon and following a Change in Control, the Trustee shall have full responsibility for the investment and reinvestment of all Trust assets and the Company's power to issue investment directions to the Trustee and the power to appoint Investment Managers shall cease. The Trustee shall have no independent duty to determine that a Change in Control has occurred and shall not be required to take any action or refrain from taking any actions under this Agreement which are based upon a Change in Control having occurred prior to the time it receives written notice from the Company, a Participant, a Beneficiary or a person claiming to be a Beneficiary that a Change in Control has occurred or will occur and has had a reasonable opportunity to determine whether a Change in Control, in fact, has occurred. At the Trustee's request, the Company shall furnish such evidence as may be necessary to enable the Trustee to determine whether a Change in Control has occurred. In taking or refraining from taking any action under this Agreement, the Trustee may rely upon its determination, including an opinion of counsel (who may be counsel to the Company or the Trustee), that a Change in Control has occurred, unless such a determination arises out of the Trustee's gross negligence or willful misconduct.

                                    ARTICLE V
                              INVESTMENT AUTHORITY

        5.1 GENERAL POWERS.

        (a) The Trustee shall have all powers necessary for the efficient performance of its duties hereunder.

        (b) In amplification of such general powers, and not by way of limitation, the Trustee shall have, in addition to the other powers and duties provided for under this Trust Agreement, the specific powers and duties set forth in this Article with respect to the management and administration of the Trust Fund, subject, however, to the direction of the Committee or as provided in this Trust Agreement.

        (c) The Trustee may consult with legal counsel of its choice, including counsel for the Company or for the Trustee, upon any matter or question arising hereunder and shall be fully protected in acting in good faith upon advice received from such counsel, except as otherwise provided by law.

        5.2 AUTHORIZED ACTIONS OF TRUSTEE. Subject to the provisions of the Plan and pursuant to directions from the Committee or by an investment manager, the Trustee shall have and exercise all of the rights and authority of a legal owner with respect to all property of the Trust Fund, including but not limited to the power to do any or all of the following:

        (a) To purchase, hold, sell, invest and reinvest assets of the Trust Fund, together with the income therefrom, in every kind of investment, including but not limited to common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures, mortgages, notes, mutual fund shares, time certificates of deposit, commercial paper, repurchase agreements and other evidences of indebtedness, insurance contracts, other securities and corporate obligations of every kind, and any property whether personal, real or mixed, and tangible or intangible. The Trustee may invest in mutual funds maintained or made available by the Trustee or its affiliates and the Trustee may receive compensation from the sponsor of such funds for services rendered, separate and apart from any Trustee's fees under this Agreement. Such compensation may include investment advisory services and fees.

        (b) To sell for cash or credit, to grant options (both puts and calls) on, to convert, redeem, exchange for other securities or other property, or otherwise to dispose of, any securities or other property of the Trust Fund at any time held by the Trustee.

        (c) To transfer and deposit part or all of the money constituting assets of the Trust Fund to and as an investment in any type of interest bearing account or accounts maintained in a Company or savings and loan association, including but not limited to savings accounts or other interest-bearing deposit accounts or certificates maintained by the Trustee or its affiliates (if any). Notwithstanding the above, the Trustee may hold such portion of the Trust Fund in cash as may be necessary for ordinary administration and disbursement of funds, without liability for interest, notwithstanding the Trustee's receipt of "float from such uninvested cash."

        (d) To hold, manage, improve, repair, and control all property, real and personal, at any time forming part of the Trust Fund. To sell, convey, transfer, exchange, or partition such property. To lease such property for any time, for any purpose, including the exploration for or removal of oil, gas and other minerals. To raze old buildings and build new ones. To enter into trusts or to establish corporations to hold title to any such real property with the previously mentioned powers. To otherwise dispose of or deal with any assets of the Trust Fund from time to time in such manner, for such consideration, and upon such terms and conditions as the Committee shall determine.

        (e) To invest in first and second deeds of trust. To renew, extend, or participate in the renewal or extension of any mortgage (or deed of trust) upon such terms as may be deemed advisable. To agree to a reduction of the rate of interest on any mortgage (or deed of trust) or to any modification or change in the terms of any mortgage (or deed of trust) or guaranty pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of the value of the investment. To waive any default, whether the performance of any covenant or condition, of any mortgage, deed of trust, or performance of any guaranty. To enforce any such default in such manner and to such extent as may be deemed advisable. To exercise and enforce any and all rights of foreclosure. To bid on property for foreclosure. To take a deed in lieu of foreclosure with or without paying a consideration therefor in connection therewith. To release the obligation on the bond secured by such mortgage (or deed of trust). To exercise and enforce in any action, suit, or proceeding in law or in equity all rights and remedies in respect to any mortgage, deed of trust, or guaranty.

        (f) To contract or otherwise enter into transactions between itself as Trustee and itself as a Company (if applicable), between itself as Trustee and any other institution for which it presently, previously, or subsequently may be acting as Trustee.

        (g) To have the sole custody and safekeeping of all investments or evidences thereof purchased in accordance with the terms hereof.

        (h) To cause any property of the Trust Fund to be issued, held or registered in the name of the Trustee, or in its name as Trustee hereunder, or in the name of its nominee, or in such form that title will pass by delivery, provided that the records of the Trustee indicate the true ownership of the property and the Trustee remains responsible for the acts of any such nominee affecting such property.

        (i) The Trustee is authorized to employ such agents, custodians and counsel in connection with the administration of the Trust as the Trustee in its absolute discretion may deem advisable. The Trustee is authorized to pay their reasonable expenses and compensation from the Trust Fund if the Company does not otherwise pay such expenses and compensation.

        (j) With respect to any securities held in the Trust, to vote for any purpose either in person or proxy, with or without power of substitution. To pay assessments or other charges thereon. To exercise any option, conversion privilege, or subscription right given to the Trustee as the owner of any security forming part of the Trust Fund. To consent to or oppose any reorganization, consolidation, merger, readjustment of the financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the Trust Fund, and to take any action in connection therewith and receive and retain any securities resulting therefrom.

        (k) To borrow upon such terms and conditions as may be directed by the Committee. To encumber the Trust Fund or any of its property by mortgage, deed of trust, or otherwise.

        (l) To loan amounts to Plan participants, provided that all such loans shall be made as directed by the Committee and in accordance with the relevant Plan provisions.

        (m) To exercise all the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under applicable federal or state laws, as amended from time to time. However, unless discretionary authority is granted to, and accepted by, the Trustee with respect to the management and investment of Trust assets as provided under Section 5.3, the preceding powers and authority of the Trustee are subject to direction by the Committee.

        (n) The Trust Fund may be invested by the Trustees in shares of common stock of the Company ("Company Stock"). Trust assets may be used to acquire shares of Company Stock from shareholders (through open-market purchases or privately negotiated transactions) or from the Company or any affiliate. All purchases of Company Stock by the Trustees shall be made at such times and in such quantities as the Trustee shall direct, however, such purchases shall be at prices which do not exceed the fair market value of Company Stock. Valuation of Company Stock shall be done in accordance with Code Section 401(a)(28)(C). The Trustees may invest and hold up to 100% of the Trusts assets in Company Stock. The Trustees may sell shares of Company Stock as needed in the course of operating and administering the Plan.

        5.3 TRANSFER OF INVESTMENT AUTHORITY TO TRUSTEE.

        (a) Notwithstanding the provisions of Section 5.2, the Committee may, subject to the written consent of the Trustee, transfer and delegate to the Trustee investment authority over and management of all or any portion of the Trust Fund. Any such delegation of investment authority to the Trustee shall be pursuant to a written instrument delivered or mailed to the Trustee by the Committee and shall not become effective unless and until the Trustee shall agree thereto in writing delivered or mailed to the Committee.

        (b) Where the Trustee is delegated investment authority over a designated portion of the Trust Fund (which may but need not be all of the Trust assets), the Trustee shall thereupon be the sole Fiduciary with respect to the investment management of that portion of the Trust Fund with full discretion in the exercise of this investment authority and with full authority to exercise the powers specified in Section 5.2 without direction from the Committee. The Trustee's investment and management authority shall in all cases be subject to the restrictions and requirements of the Plan and this Article.

        (c) Any delegation of discretionary investment authority under this Section shall remain effective until the Committee revokes the delegation or the Trustee requests a termination of such authority. Any revocation or request shall be in writing and shall be effective as of the date stated in the writing. Upon the effective date of the termination of such investment authority by the Trustee, the authority shall revert to the Committee.

        5.4 LIABILITY AND INDEMNIFICATION OF TRUSTEE.

        (a) The Trustee shall have no powers, duties or responsibilities with regard to the administration of the Plan or to determine the rights or benefits of any person having or claiming an interest under the Plan or in the Trust or under this Agreement or to examine or control any disposition of the Trust or any part of the Trust which is directed by the Company, a Participant or a Beneficiary.

        (b) The Trustee shall have no liability for the adequacy of contributions for the purposes of the Plan or enforcement of the payment of benefits under the Plan.

        (c) The Trustee shall have no liability for the acts or omissions of the Company.

        (d) The Trustee shall have no liability for following proper directions of the Company when such directions are made in accordance with this Agreement and the Plan.

        (e) The Company agrees to indemnify the Trustee against any and all loss, expense and liability incurred or to be incurred by the Trustee for acts or omissions of the Company or any of its employees.

        (f) The Company agrees to indemnify the Trustee against any liability imposed as the result of a claim asserted by any person or persons with respect to whom the Trustee has acted in good faith in reliance upon a written direction by the Company.

                5.5 VOTING COMPANY STOCK. All Company Stock held under the Trust shall be voted by the Trustee in the manner directed by the Committee.


                5.6 TENDER OFFERS. In the event a tender offer is made for Company Stock, the Committee shall direct the Trustee whether the shares held under the Trust will be delivered in response to such tender offer.

                                   ARTICLE VI
                                 TRUST EXPENSES

        6.1 TRUST EARNINGS. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

        6.2 TRUST EXPENSES. If the Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

        6.3 TRUST COUNSEL. The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

        6.4 AGENTS. The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

                                   ARTICLE VII
                                TRUST ACCOUNTING

        7.1 TRUST RECORDS. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within ninety days following the close of each calendar year and within ninety days after the removal or resignation of Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                                  ARTICLE VIII
                                TRUSTEE'S DUTIES

        8.1 GENERAL DUTIES. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

        8.2 LIMITATION ON POWERS. The Trustee shall have, without exclusion, all powers conferred on trustees by Article V and applicable law, unless expressly provided otherwise herein, provided, however, that if an Insurance Policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the Insurance Policy other than the Trust, to assign the Insurance Policy (as distinct from conversion of the Insurance Policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such Insurance Policy.

        8.3 RESTRICTIONS ON TRUSTEE. Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

        8.4 AUTHORIZED SIGNATURES. The Company shall certify in writing to the Trustee the names and specimen signatures of all persons who are authorized to act as or on behalf of the

Company, and those names and specimen signatures shall be updated as necessary by a duly authorized official of the Company. The Company shall promptly notify the Trustee if any person so designated is no longer authorized to act on behalf of the Company. Until the Trustee receives notice that a person is no longer authorized to act on behalf of the Company, the Trustee may continue to rely on the Company's designation of such person.

        8.5 CONSULTATION. The Trustee may seek written instructions from the Company on any matter and await written instructions without incurring any liability. If, at any time the Company should fail to give directions to the Trustee, the Trustee may act in the manner that in its discretion seems advisable under the circumstances for carrying out the purposes of the Trust. Such actions shall be conclusive on the Company, the Participants and the Beneficiaries on any matter if written notice of the proposed action is given five days prior to the action being taken, and the Trustee receives no response. In case of an emergency, the Trustee may act in the absence of directions from any other person having the power and duty to direct the Trustee with respect to the matter involved and shall incur no liability in so acting.

        8.6 DOCUMENTS. The Company shall maintain and furnish the Trustee with all reports, documents and information as shall be reasonably required by the Trustee to perform its duties and discharge its responsibilities under this Agreement, including without limitation, a certified copy of each of the Plan and all amendments to the Plan and written reports setting forth the name, address, date of birth and social security number of each Participant and Beneficiary, and a listing of each Participant's Adjusted Account Value as of the most recent Valuation Date.

                                   ARTICLE IX
                             COMPENSATION OF TRUSTEE

        9.1 TRUSTEE'S FEES. The Company, or, at its option, the Trust shall quarterly pay the Trustee its expenses in administering the Trust and reasonable compensation for its services as Trustee at a rate to be agreed upon by the Company and the Trustee, based upon the Trustee's published fee schedule. The Trustee reserves the right to alter this rate of compensation at any time by providing the Company with notice of such change at least thirty days prior to its effective date. Reasonable compensation shall include compensation for any extraordinary services or computations required. The Trustee shall have a lien upon the Trust for compensation and for any reasonable expenses including counsel, appraisal or accounting fees, and these may be withdrawn from the Trust unless paid by the Company within thirty days after mailing of the written billing by the Trustee.

                                    ARTICLE X
                       RESIGNATION AND REMOVAL OF TRUSTEE

        10.1 RESIGNATION. Any Trustee may resign at any time by written notice to Company, which shall be effective no less than sixty days after receipt of such notice unless Company and Trustee agree otherwise.

        10.2 REMOVAL. The Trustee may be removed by Company on sixty days notice or upon shorter notice accepted by Trustee.

        10.3 CHANGE OF CONTROL. Upon a Change of Control, no Trustee may be removed by Company for five years. During the five years following a Change in Control, any Trustee may be removed by a two-thirds majority of all Participants and Beneficiaries.

        10.4 COURT APPOINTMENT OF TRUSTEE. If any Trustee resigns within five years after a Change of Control, as defined herein, the Company or any Participant shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or Trustees or for instructions.

        10.5 TRANSFER OF ASSETS. Upon resignation or removal of any Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

        10.6 APPOINTMENT OF SUCCESSOR. If any Trustee resigns or is removed, a successor shall be appointed, in accordance with Article XI, by the effective date of resignation or removal under this Article. If no such appointment has been made, the Company or any Participant may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                                   ARTICLE XI
                            APPOINTMENT OF SUCCESSOR

        11.1 SUCCESSOR TRUSTEE. If any Trustee resigns or is removed in accordance with Article X, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law or any individual, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

                                   ARTICLE XII
                            AMENDMENT OR TERMINATION

        12.1 AMENDMENT. This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. No such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1.2.

        12.2 TERMINATION. The Trust shall not terminate until the date on which Participants and their Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

        12.3 EARLY TERMINATION. Upon written approval of the Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

                                  ARTICLE XIII
                                  MISCELLANEOUS

        13.1 INTERPRETATION.

        (a) Article and Section headings in this Trust Agreement are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section. Unless the context clearly indicates otherwise, masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

        (b) If a provision is susceptible to more than one interpretation, the interpretation shall be given thereto that is consistent with the Plan being a non-qualified deferred compensation plan and the Trust being a Rabbi Trust.

        (c) If any paragraph, section, sentence, clause or phrase contained in this Agreement shall be held by any court of competent jurisdiction to be to be illegal, void, or against public policy or incapable of being construed or limited in a manner to make it enforceable, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Trust Agreement shall not be affected thereby.

        (d) This Trust Agreement and the Trust hereby created shall be construed, administered and governed in all respects under the applicable laws of the State of California, except to the extent such laws are pre-empted by Federal laws.

        (e) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

        (f) Any controversy, dispute or claim arising out of or in connection with or relating to this Trust will be submitted by the parties to arbitration by the American Arbitration Association in the County of Orange, State of California, in accordance with the commercial rules then in effect for that association. Each party shall choose one arbitrator within thirty days of receipt of notice of the intent to arbitrate, the two arbitrators shall choose a neutral third arbitrator who shall act as chairman. The award rendered by the arbitrator shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses, and judgment upon such award may be entered in any court having jurisdiction over the matter.

                                   ARTICLE XIV
                                   ATTESTATION

        IN WITNESS WHEREOF, the Company and the Trustee have each caused this instrument to be executed by their respective duly authorized representatives, effective as of the day and year indicated above.


                                       ONYX ACCEPTANCE CORPORATION,
                                       AS TRUSTOR

                                       BY:
                                          --------------------------------------

                                       ITS:
                                           -------------------------------------

                                       DATE:
                                            ------------------------------------


                                       WELLS FARGO BANK, NT&SA,  AS TRUSTEE

                                       BY:
                                          --------------------------------------

                                       ITS:
                                           -------------------------------------